Hercules Incorporated

EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration Nos. 333-63423 and 333-29225) and Form S-8 (Registration Nos. 33-37279, 33-21668, 33-21667, 33-47664, 33-51178, 33-66136, 33-62314, 33-65352, 333-38795, 333-38797 and 333-68863) of Hercules Incorporated of our report dated March 11, 2004, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

March 15, 2004